UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

FARMLAND PARTNERS INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36405	46-3769850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 S. Syracuse Street, Suite 1450 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 452-3100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

Farmland Partners Inc. (“FPI”) held a special meeting of stockholders on January 31, 2017 (the “Special Meeting”). At the Special Meeting, FPI stockholders approved the proposals described below, which relates to the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 12, 2016, by and among FPI, Farmland Partners Operating Partnership, LP (the “Operating Partnership”), Farmland Partners OP GP LLC (the “General Partner”), FPI Heartland LLC (“Parent Merger Sub”), FPI Heartland Operating Partnership, LP (“OP Merger Sub”), FPI Heartland GP LLC (“OP Merger Sub GP”), American Farmland Company (“AFCO”) and American Farmland Company L.P. (“AFCO OP”).

Pursuant to the Merger Agreement, OP Merger Sub will be merged with and into AFCO OP (the “Partnership Merger”) at the effective time of the Partnership Merger, whereupon the separate existence of OP Merger Sub will cease and AFCO OP will be the surviving entity and a subsidiary of Company and OP Merger Sub GP, with OP Merger Sub GP serving as its general partner; and AFCO will be merged with and into Parent Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”) at the effective time of the Company Merger, whereupon the separate existence of AFCO will cease and Merger Sub will be the surviving entity and a wholly-owned subsidiary of the Company.

As there were sufficient votes to approve Proposal 1, stockholder action on a second proposal, to approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of Proposal 1, was not required and FPI did not call the vote on that proposal. The final voting results with respect to the proposal voted upon at the Special Meeting are set forth below. The proposals are described in detail in the definitive joint proxy statement/prospectus for the Special Meeting, filed with the Securities and Exchange Commission on December 22, 2016.

Proposal 1:

FPI’s stockholders approved the issuance of shares of FPI common stock in the Company Merger pursuant to the Merger Agreement, the issuance of shares of FPI common stock issuable upon redemption of Class A common units of limited partnership interest of the Operating Partnership issued in the Partnership Merger and the issuance of shares of FPI common stock in respect of fully vested and earned restricted stock units of AFCO.

For	Against	Abstentions
7,437,626	227,507	64,301

Item 7.01.             Other Events.

On January 31, 2017, FPI and AFCO issued a joint press release announcing the results of their respective special meetings of stockholders. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about the industry, markets in which FPI operates, management’s beliefs, assumptions made by management and the transactions described in this press release, including the closing of the Mergers. While FPI’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against FPI, the Operating Partnership and others following announcement of the Merger Agreement; (3) the inability to complete the Mergers.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Joint Press Release of Farmland Partners Inc. and American Farmland Company, dated January 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMLAND PARTNERS INC.

January 31, 2017	By:	/s/ Luca Fabbri
Luca Fabbri
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release of Farmland Partners Inc. and American Farmland Company, dated January 31, 2017.